Exhibit 1.1
Execution Copy

PEBBLEBROOK HOTEL TRUST
(a Maryland Real Estate Investment Trust)
9,500,000 Common Shares of Beneficial Interest
PURCHASE AGREEMENT
Dated: April 1, 2011

PEBBLEBROOK HOTEL TRUST
(a Maryland Real Estate Investment Trust)
9,500,000 Common Shares of Beneficial Interest
(Par Value $0.01 Per Share)
PURCHASE AGREEMENT
April 1, 2011
Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
One Bryant Park
New York, New York 10036
Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716
Wells Fargo Securities, LLC
301 S. College Street
Charlotte, North Carolina 28202
Ladies and Gentlemen:
     Pebblebrook Hotel Trust, a Maryland real estate investment trust (the “Company”), and Pebblebrook Hotel, L.P., a Delaware limited partnership and the operating partnership of the Company (in such capacity, the “Operating Partnership”), each confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Raymond James & Associates, Inc. and Wells Fargo Securities, LLC, and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Raymond James & Associates, Inc. and Wells Fargo Securities, LLC are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of common shares of beneficial interest, par value $0.01 per share, of the Company (the “Common Shares”) set forth in Schedule A hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,425,000 additional Common Shares to cover overallotments, if any. The aforesaid 9,500,000 Common Shares (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 1,425,000 Common Shares subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”
     The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.
     The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-171469) (the “Base Registration Statement”), including the related base prospectus, covering the registration of the offer and sale of certain securities, including the

Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and has filed such amendments thereto, if any, as may have been required to the date hereof. Such registration has been declared effective under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus supplement that was omitted from the Base Registration Statement at the time it became effective but that is deemed to be part of and included therein pursuant to Rule 430B is referred to as “Rule 430B Information.” The base prospectus and prospectus supplement used in connection with the offering of the Securities that omitted Rule 430B Information, but including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of first use of such prospectus, is hereinafter collectively called a “preliminary prospectus.” The Base Registration Statement, at any given time, including the amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations, is herein called the “Registration Statement”; provided, however, that “Registration Statement” without reference to a time means the Registration Statement as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” (within the meaning of Rule 430B(f)(2) of the 1933 Act Regulations (“Rule 430B(f)(2)”)) of the Registration Statement with respect to the Underwriters and the Securities; and provided, further, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations relating to the Securities (the “Rule 462(b) Registration Statement”), then, after such filing, all references to “Registration Statement” shall also be deemed to include the Rule 462(b) Registration Statement. The base prospectus and the final prospectus supplement, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement, is hereinafter collectively called the “Prospectus.”
     Unless the context requires otherwise, all references in this Agreement to documents, financial statements and schedules and other information which is “contained,” “included,” “stated,” “described in” or “referred to” in the Registration Statement, the General Disclosure Package (as defined below), any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to include all such documents, financial statements and schedules and other information that is incorporated by reference in, or otherwise deemed by the 1933 Act Regulations to be a part of or included in, the Registration Statement, the General Disclosure Package, any preliminary prospectus or the Prospectus, as the case may be, at the time of execution of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, the General Disclosure Package, any preliminary prospectus or the Prospectus shall be deemed to include any document filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), that is incorporated by reference in, or otherwise deemed by the 1933 Act Regulations to be a part of or included in, the Registration Statement, the General Disclosure Package, such preliminary prospectus or the Prospectus, as the case may be, after the execution of this Agreement.
     For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system, or any successor system (“EDGAR”).

     SECTION 1. Representations and Warranties.
     (a) Representations and Warranties by the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, represent and warrant to each Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a)(i) hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:
     (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 in connection with the issuance of the Securities. The Registration Statement was declared effective by the Commission under the 1933 Act, and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The date of this Agreement is not more than three years subsequent to the initial effective date of the Base Registration Statement.
     At the respective times the Base Registration Statement and any amendment thereto (including the filing with the Commission of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (the “Form 10-K”)) became effective, at each deemed effective date with respect to the Underwriters and the Securities pursuant to Rule 430B(f)(2), at the Closing Time and, if any Option Securities are purchased, at the applicable Date of Delivery, the Registration Statement complied, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     The Prospectus and each amendment or supplement thereto, if any, at the time the Prospectus or any such amendment or supplement is issued, at the Closing Time and, if any Option Securities are purchased, at the applicable Date of Delivery, complied, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued or at the Closing Time and, if any Option Securities are purchased, at the applicable Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied, comply and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”) and, when read together with the other information in the Registration Statement, such preliminary prospectus or the Prospectus, (a) at the time the Base Registration Statement originally became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Securities and (c) at the Closing Time and, if any Option Securities are purchased, at the applicable Date of Delivery, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below) as of the Applicable Time and the information included on Schedule F hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     As used in this subsection and elsewhere in this Agreement:
     “Applicable Time” means 8:30 a.m. (New York City time) on April 1, 2011 or such other time as agreed by the Company and the Representatives.
     “Statutory Prospectus” as of any time means the base prospectus and the preliminary prospectus supplement (including any documents incorporated by reference therein) relating to the Securities that is included in the Registration Statement immediately prior to that time.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form required to be retained in the Company’s records pursuant to Rule 433(g).
     “Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule E hereto.
     “Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
     Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Representatives as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.
     The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.
     Each preliminary prospectus (including the base prospectus filed as part of the Base Registration Statement or any amendment thereto) complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     At the time of filing the Base Registration Statement, any 462(b) Registration Statement and any post-effective amendments thereto and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations.
     (ii) Independent Accountants. KPMG LLP, who has audited the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations.
     (iii) Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, are accurate in all material respects and present fairly the financial position of the Company and its consolidated Subsidiaries (defined below), at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated Subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. No other financial statements are required to be set forth in the Registration Statement, the General Disclosure Package or the Prospectus. The selected financial data and the summary financial information included or incorporated by reference in the General Disclosure Package and the Prospectus present fairly the information shown therein and, where applicable, have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement or the Prospectus. The pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.
     (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, business prospects, management, assets or properties of the Company, the Operating Partnership and their Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company, the Operating Partnership or any of their Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company, the Operating Partnership and their Subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Common Shares and the Company’s 7.875% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its shares of beneficial interest.
     (v) Good Standing of the Company. The Company has been duly organized and is validly existing as a real estate investment trust in good standing with the State Department of Assessments and Taxation of Maryland (the “SDAT”) and has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign trust to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. Complete and correct copies of the declaration of trust and of the bylaws of the Company and all amendments thereto have been made available to the Representatives and no changes thereto will be made subsequent to the date hereof and prior to the Closing Time, or, if applicable, each Date of Delivery.
     (vi) Good Standing of Subsidiaries. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21.1 to the 10-K (the “Subsidiaries”). Each of the Operating Partnership and each other Subsidiary has been duly organized and is validly existing as a limited partnership, trust, limited liability company or corporation, as the case may be, in good standing under the laws of the state of its formation or organization, has the partnership, trust or corporate power, as the case may be, and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified as a foreign partnership, trust, limited liability company or corporation, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the issued and outstanding equity interests of each Subsidiary, have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding equity interests of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.
     (vii) Capitalization. The authorized, issued and outstanding shares of beneficial interest in the Company as of December 31, 2010 is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to reservations, agreements or benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The issued and outstanding shares of beneficial interest in the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of beneficial interest in the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.
     (viii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership.

     (ix) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable free and clear of any pledge, lien, encumbrance, security interest or other claim created by the Company, and will be registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “1934 Act”); the Common Shares conform to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same; the certificates for the Securities, if any, are in due and proper form; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights of any securityholder of the Company.
     (x) Absence of Defaults and Conflicts. None of the Company, the Operating Partnership or any of their Subsidiaries is in violation of its declaration of trust, partnership agreement, charter, bylaws or similar organizational documents, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, the Operating Partnership or any of their Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Operating Partnership or any Subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company, the Operating Partnership and their Subsidiaries with their respective obligations hereunder have been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the declaration of trust, partnership agreement, charter, or bylaws, as the case may be, of the Company, the Operating Partnership or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Operating Partnership or any Subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership or any Subsidiary.
     (xi) Absence of Labor Dispute. (A) No labor dispute with the employees of the Company, the Operating Partnership or any Subsidiary exists or, to the knowledge of the Company, is imminent, and (B) the Company is not aware of any existing or imminent labor disturbance by the employees of any of its, the Operating Partnership’s or any Subsidiary’s

principal suppliers, manufacturers, customers or contractors, which, in the case of (A) or (B), would result in a Material Adverse Effect.
     (xii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Operating Partnership, threatened, against or affecting the Company, the Operating Partnership or any Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company or the Operating Partnership of their respective obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company, the Operating Partnership or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.
     (xiii) Accuracy of Descriptions. The descriptions in the Registration Statement, the General Disclosure Package, the Prospectus or the documents incorporated by reference therein, if any, of affiliate transactions, contracts required to be described therein and other legal documents are true and correct in all material respects, and there are no affiliate transactions, contracts or other documents of a character required to be described in the Registration Statement, the General Disclosure Package and the Prospectus, if any, or to be filed as exhibits to the Registration Statement which are not described or filed as required. All agreements between the Company and any other party expressly referenced in the Registration Statement, the General Disclosure Package and the Prospectus are, or will be at the Closing Time, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.
     (xiv) Possession of Intellectual Property. Each of the Company, the Operating Partnership and their Subsidiaries owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and none of the Company, the Operating Partnership or any of their Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company, the Operating Partnership or any of their Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.
     (xv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or the Operating Partnership of their respective obligations hereunder in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws or as may be required by FINRA.
     (xvi) Absence of Manipulation. None of the Company, the Operating Partnership or any affiliate of the Company or the Operating Partnership has taken, nor will the Company, the Operating Partnership or any affiliate of the Company or the Operating Partnership take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (xvii) Possession of Licenses and Permits. Each of the Company, the Operating Partnership and their Subsidiaries possesses such permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies currently necessary to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus (collectively, “Governmental Licenses”), except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; each of the Company, the Operating Partnership and their Subsidiaries is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and none of the Company, the Operating Partnership or their Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
     (xviii) Title to Property. The Company, the Operating Partnership and their Subsidiaries have good and marketable title to all real property owned by the Company, the Operating Partnership and their Subsidiaries and good title to all other properties owned by them, in each case free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, the Operating Partnership or any of their Subsidiaries; and all of the leases and subleases material to the business of the Company, the Operating Partnership and their Subsidiaries, considered as one enterprise, and under which the Company, the Operating Partnership or any of their Subsidiaries holds properties described in the Registration Statement, the General Disclosure Package and the Prospectus, are in full force and effect, and none of the Company, the Operating Partnership or any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, the Operating Partnership or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company, the Operating Partnership or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.
     (xix) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

     (xx) Compliance with and Liability under Environmental Laws. The Company, the Operating Partnership or their Subsidiaries have received and reviewed environmental reports on all real property owned by them. Except as otherwise set forth in the Registration Statement, the General Disclosure Package and the Prospectus: (i) the Company is in compliance with, and none of the Company, the Operating Partnership nor any of their Subsidiaries has any liability with respect to the real property owned by the Company, the Operating Partnership and their Subsidiaries under, applicable Environmental Laws (as defined below) except for such non-compliance or liability that would not be reasonably likely to result in a Material Adverse Effect; (ii) none of the Company, the Operating Partnership or any of their Subsidiaries has at any time released (as such term is defined in Section 101 (22) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Secs. 9601-9675 (“CERCLA”)) or otherwise disposed of or handled, Hazardous Materials (as defined below) on, to or from any real property owned by the Company, the Operating Partnership and their Subsidiaries, except for such releases, disposals and handlings as would not be reasonably likely to result in a Material Adverse Effect; (iii) none of the Company, the Operating Partnership or any of their Subsidiaries knows of any seepage, leak, discharge, release, emission, spill or dumping of Hazardous Materials into waters (including, but not limited to, groundwater and surface water) on, beneath or adjacent to any real property owned by the Company, the Operating Partnership and their Subsidiaries, other than such matters as would not be reasonably likely to result in a Material Adverse Effect; (iv) none of the Company, the Operating Partnership or any of their Subsidiaries has received any written notice of a claim (or has any knowledge of any occurrence or circumstance that, with notice or passage of time or both, would be reasonably likely to give rise to a claim) under or pursuant to any Environmental Law by any governmental or quasi-governmental body or any third party with respect to any real property owned by the Company, the Operating Partnership and their Subsidiaries or arising out of the conduct of the business of the Company, the Operating Partnership or any of their Subsidiaries at the real property owned by the Company, the Operating Partnership and their Subsidiaries, except for such claims that would not be reasonably likely to result in a Material Adverse Effect or that would not be required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus; (v) none of the real property owned by the Company, the Operating Partnership and their Subsidiaries is included or, to the knowledge of the Company, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the “EPA”) or on any similar list or inventory issued by any other federal, state or local governmental authority having or claiming jurisdiction over such properties pursuant to any other Environmental Law, other than such inclusions or proposed inclusions as would not be reasonably likely to result in a Material Adverse Effect; and (vi) there are no pending administrative, regulatory or judicial actions, suits, demands, claims, notices of noncompliance or violation, investigations or proceedings relating to any applicable Environmental Laws against the Company, the Operating Partnership, any of their Subsidiaries or the real property owned by the Company, the Operating Partnership and their Subsidiaries that would be reasonably likely to result in a Material Adverse Effect. As used herein, “Hazardous Material” shall include any flammable explosives, radioactive materials, chemicals, pollutants, contaminants, wastes, hazardous wastes, toxic substances, mold and any hazardous material as defined by or regulated under any Environmental Law, including without limitation, petroleum or petroleum products and asbestos-containing materials. As used herein, “Environmental Law” (individually, an “Environmental Law” and, collectively, “Environmental Laws”) shall mean any applicable foreign, federal, state or local law (including statute or common law), ordinance, rule, regulation, or judicial or administrative order, consent decree or judgment relating to the protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, CERCLA, the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Secs. 5101-5127, the Solid Waste Disposal Act, as amended, 42 U.S.C. Secs. 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Secs. 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Secs. 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Secs. 136-136y, the Clean Air Act, 42 U.S.C. Secs. 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Secs. 1251-1387, and the Safe Drinking Water Act, 42 U.S.C. Secs. 300f-300j-26, as any of the above statutes have been amended from time to time, and the regulations promulgated pursuant to any of the foregoing.
     (xxi) Condition of Properties. The Company, the Operating Partnership or their Subsidiaries has received and reviewed property condition reports on all real property owned by the Company, the Operating Partnership and their Subsidiaries. Except as otherwise set forth in the Registration Statement, the General Disclosure Package and the Prospectus: (i) none of the real property owned by the Company, the Operating Partnership and their Subsidiaries is in violation of any applicable building code, zoning ordinance or other law or regulation, except where such violation of any applicable building code, zoning ordinance or other law or regulation would not, singly or in the aggregate, have a Material Adverse Effect; (ii) none of the Company, the Operating Partnership or any of their Subsidiaries has received written notice of any proposed material special assessment or any proposed change in any property tax, zoning or land use laws or availability of water affecting any real property owned by the Company, the Operating Partnership and their Subsidiaries that would, singly or in the aggregate, have a Material Adverse Effect; (iii) there does not exist any violation of any declaration of covenants, conditions and restrictions with respect to any real property owned by the Company, the Operating Partnership and their Subsidiaries that would, singly or in the aggregate, have a Material Adverse Effect, or any state of facts or circumstances or condition or event that could, with the giving of notice or passage of time, or both, constitute such a violation; and (iv) the developments or improvements comprising any portion of real property owned by the Company, the Operating Partnership and their Subsidiaries (the “Developments and Improvements”) are free of any physical, mechanical, structural, design or construction defects that would, singly or in the aggregate, have a Material Adverse Effect and the mechanical, electrical and utility systems servicing the Developments and Improvements (including, without limitation, all water, electric, sewer, plumbing, heating, ventilation, gas and air conditioning) are in good condition and proper working order, reasonable wear and tear and need for routine repair and maintenance excepted, and are free of defects, except for such failures and defects that would not, singly or in the aggregate, have a Material Adverse Effect.
     (xxii) Access and Utilities. All of the real property owned by the Company, the Operating Partnership and their Subsidiaries has rights of access to public ways and is served by electric, water, sewer, sanitary sewer and storm drain facilities adequate to service real property owned by the Company, the Operating Partnership and their Subsidiaries for its use as described in the Registration Statement, General Disclosure Package and the Prospectus.
     (xxiii) No Condemnation. No condemnation or other proceeding has been commenced that has not been completed, and, to the Company’s or the Operating Partnership’s knowledge, no such proceeding is threatened, with respect to all or any portion of the real property owned by the Company, the Operating Partnership and their Subsidiaries or for the relocation away from any such property of any roadway providing access to such property or any portion thereof.
     (xxiv) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

     (xxv) Accounting Controls and Disclosure Controls. Each of the Company, the Operating Partnership and their Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the date of the Company’s formation, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and its consolidated Subsidiaries maintain disclosure controls and procedures that are effective to perform the functions for which they were established and are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
     (xxvi) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s trustees or officers, in their capacities as such, to comply in all material respects with any provisions of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications applicable to the Company.
     (xxvii) Tax Returns and Payment of Taxes. All United States federal income tax returns of the Company, the Operating Partnership and their Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken in good faith and as to which adequate reserves have been provided and will be maintained except in any case in which the failure to so file tax returns or pay such taxes would not result in a Material Adverse Effect. Each of the Company, the Operating Partnership and their Subsidiaries has filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company, the Operating Partnership or their Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided and will be maintained and except insofar as the failure to pay such taxes and assessments would not result in a Material Adverse Effect. All such returns, if any, are true, correct and complete in all material respects and were prepared in compliance with applicable law.
     (xxviii) Insurance. Each of the Company, the Operating Partnership and their Subsidiaries carries or is entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as the Company believes is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it, the Operating Partnership or any of their Subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. None of the Company, the Operating Partnership or any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.
     (xxix) Statistical and Market-Related Data. The statistical and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.
     (xxx) REIT Qualification. Commencing with its taxable year ended December 31, 2009, the Company has been, and upon the sale of the Securities, the Company will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s present and proposed method of operation as described in the Registration Statement, the General Disclosure Package and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.
     (xxxi) Operating Partnership. The Operating Partnership will be classified as a partnership for purposes of the Code and will not be treated as a publicly traded partnership, association or corporation.
     (xxxii) Foreign Corrupt Practices Act. Neither the Company nor, to the knowledge of the Company, any trustee, officer, agent, employee, affiliate or other person acting on behalf of the Company, the Operating Partnership or any of their Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by any of such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (xxxiii) Money Laundering Laws. The operations of each of the Company and the Operating Partnership has been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Operating Partnership with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
     (xxxiv) OFAC. Neither the Company nor, to the knowledge of the Company, any trustee, officer, agent, employee, affiliate or person acting on behalf of the Company or the

Operating Partnership is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to the Operating Partnership or any other Subsidiary or joint venture partner of the Company, the Operating Partnership or any Subsidiary or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (xxxv) Partnership Agreement. The Agreement of Limited Partnership of the Operating Partnership (the “Partnership Agreement”), has been duly and validly authorized by the Company, in its capacity as sole General Partner of the Operating Partnership, and at the Closing Time will be duly executed and delivered by the Company, as general partner, and will be a valid and binding agreement, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.
     (xxxvi) Finder’s Fees. The Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to the Underwriters pursuant to this Agreement.
     (xxxvii) Certain Relationships. No relationship, direct or indirect, exists between or among the Company, the Operating Partnership or any of their Subsidiaries, on the one hand, and the trustees, officers, shareholders or partners of the Company, the Operating Partnership or any of their Subsidiaries, on the other hand, which is required by the rules of the Financial Industry Regulatory Authority (“FINRA”) to be described in the Registration Statement, the General Disclosure Package or the Prospectus which is not so described. The Company has not, directly or indirectly, including through the Operating Partnership or any other Subsidiary, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any trustee or executive officer of the Company, the Operating Partnership or any of their Subsidiaries, or to or for any family member or affiliate of any trustee or executive officer of the Company, the Operating Partnership or any Subsidiary.
     (b) Officers’ Certificates. Any certificate signed by any officer of the Company or the Operating Partnership delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or the Operating Partnership, as the case may be, to each Underwriter as to the matters covered thereby.
     SECTION 2. Sale and Delivery to Underwriters; Closing.
     (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company at the price per share set forth in Schedule C, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.
     (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to the number of Option Securities set forth in Schedule B, at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.
     (c) Payment. Payment of the purchase price for, and delivery of the Initial Securities shall be made at the offices of Sidley Austin llp, 787 Seventh Avenue, New York, NY 10019, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Time”).
     In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of such Option Securities, shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.
     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized Merrill Lynch, Pierce, Fenner & Smith Incorporated, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Raymond James & Associates, Inc. and Wells Fargo Securities, LLC, each individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.
     (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     SECTION 3. Covenants of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, covenant with each Underwriter as follows:
     (a) Compliance with Securities Regulations and Commission Requests. Prior to completion of the offering and sale of the Securities, the Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. Prior to completion of the offering and sale of the Securities, the Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.
     (b) Filing of Amendments and Exchange Act Documents. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Securities or any amendment, supplement or revision to any preliminary prospectus (including the prospectus included in the Base Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters reasonably shall object. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the execution of this Agreement; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.
     (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered (or but for the exception afforded by Rule 172 would be required to be delivered) under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required (or but for the exception afforded by Rule 172 would be required) by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, the Company will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and the Company will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign trust or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
     (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
     (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”
     (i) Listing. The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.
     (j) Books and Records; Accounting Controls and Disclosure Controls. Each of the Company, the Operating Partnership and their subsidiaries will maintain and keep accurate books and records reflecting their assets and will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          The Company, the Operating Partnership and their subsidiaries will employ disclosure controls and procedures that are effective to perform the functions for which they were established and designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
     (k) REIT Qualification. The Company will use its best efforts to continue to meet the requirements for qualification as a REIT under the Code for each of its taxable years for so long as the Board of Trustees of the Company deems it in the best interests of the Company and its shareholders to remain so qualified.
     (l) Compliance with the Sarbanes-Oxley Act. The Company will take all necessary actions to comply with the provisions of the Sarbanes-Oxley Act.
     (m) Restriction on Sale of Securities. During a period of 45 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, directly or indirectly (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for or repayable with Common Shares, whether owned as of the date hereof or hereafter acquired or with respect to which such person has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the 1933 Act with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap, agreement or transaction is to be settled by delivery of Common Shares or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any Common Shares issued pursuant to the Company’s 2009 Equity Incentive Plan or dividend reinvestment plan in each case, as described in the Registration Statement, the General Disclosure Package and the Prospectus and (C) Common Shares issued in connection with the acquisition of property or assets or upon conversion of securities issued in connection with the acquisition of any property or assets, provided the recipient thereof agrees in writing to be bound by the restrictions set forth in this Section 3(m). Notwithstanding the foregoing, if (1) during the last 17 days of the 45-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 45-day restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 45-day restricted period, the restrictions imposed in this clause (m) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Representatives waive in writing, such extension. The Company will provide the Representatives and each individual subject to the restricted periods pursuant to the lock-up agreements described in Section 5(k) with prior notice of any such announcement that gives rise to an extension of the restricted periods.
     (n) Reporting Requirements. The Company, during the period when a prospectus is required (or but for the exception in Rule 172 would be required) to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.
     (o) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.
     SECTION 4. Payment of Expenses.
     (a) Expenses. The Company and/or the Operating Partnership will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s and the Operating Partnership’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, (xi) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange and (xii) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Representatives caused by a breach of the representation contained in the third paragraph of Section 1(a)(i).
     (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.
     SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Operating Partnership contained in Section 1 hereof or in certificates of any officer of the Company or of the Company as general partner of the Operating Partnership delivered pursuant to the provisions hereof, to the performance by the Company and the Operating Partnership of their respective covenants and other obligations hereunder, and to the following further conditions:
     (a) Effectiveness of Registration Statement. The Registration Statement has been declared effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. Each preliminary prospectus and the Prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430B.
     (b) Opinion of Counsel for the Company and the Operating Partnership. At the Closing Time, the Representatives shall have received the favorable opinions, dated as of the Closing Time, of Hunton & Williams LLP and Venable LLP, counsel for the Company and the Operating Partnership, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibits A-1, A-2, A-3 and B hereto, respectively.
     (c) Opinion of Counsel for the Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Sidley Austin llp, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters as the Representatives shall reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives.
     (d) Company Officer’s Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, business prospects, management, assets or properties of the Company and the Operating Partnership considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of an executive officer of the Company dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.
     (e) Operating Partnership Certificate. The Representatives shall have received a certificate of an executive officer of the Company, as general partner of the Operating Partnership, dated as of the Closing Time, to the effect that (i) the representations and warranties in Section 1(a) applicable to the Operating Partnership are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (ii) the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.
     (f) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from KPMG LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.
     (g) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from KPMG LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the Westin Gaslamp Quarter, San Diego Hotel incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus; provided, however, the substance of such letter may be included in the accountant’s comfort letter delivered pursuant to Section 5(f) of this Agreement in lieu of delivering a separate letter pursuant to this Section 5(g).
     (h) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from KPMG LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified cut-off date for the procedures referred to shall be a date not more than three business days prior to the Closing Time.
     (i) Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.
     (j) No Objection. FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     (k) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received agreements substantially in the form of Exhibit C hereto signed by the persons listed on Schedule D hereto and such agreements shall be in full force and effect.
     (l) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Operating Partnership contained herein and the statements in any certificates furnished by the Company and the Operating Partnership hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:
     (i) Company Officer’s Certificate. A certificate, dated such Date of Delivery, of an executive officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.
     (ii) Operating Partnership Certificate. A certificate, dated such Date of Delivery, of an executive officer of the Company, as general partner of the Operating Partnership, confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.
     (iii) Opinion of Counsel for the Company and the Operating Partnership. The opinions of Hunton & Williams LLP and Venable LLP, counsel for the Company and the Operating Partnership, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the form of opinions set forth in Exhibits A-1, A-2, A-3 and B hereto.
     (iv) Opinion of Counsel for the Underwriters. The favorable opinion of Sidley Austin llp, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.
     (v) Bring-down Comfort Letter. A letter from KPMG LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three days prior to such Date of Delivery.
     (m) Additional Documents. At the Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.
     (n) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.
     SECTION 6. Indemnification.
     (a) Indemnification of Underwriters by the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;
     (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto).
     (b) Indemnification of the Company, the Operating Partnership, Trustees and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, the Operating Partnership, their trustees, each of their officers who signed the Registration Statement, and each person, if any, who controls either the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement

(or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein. The Company and the Operating Partnership hereby acknowledge that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the fifth paragraph and the fourth sentence of the fifteenth paragraph under the caption “Underwriting” in the Prospectus.
     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
     SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
     The relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Operating Partnership and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.
     The relative fault of the Company and the Operating Partnership on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Operating Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each trustee of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Operating Partnership. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

     SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Operating Partnership submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company or the Operating Partnership and (ii) delivery of and payment for the Securities.
     SECTION 9. Termination of Agreement.
     (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if in the sole judgment of the Representatives there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, business prospects, management, assets or properties of the Company, the Operating Partnership and their Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or in the Nasdaq Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.
     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.
     SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives have not completed such arrangements within such 24-hour period, then:
     (i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
     (ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement (or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery) shall terminate without liability on the part of any non-defaulting Underwriter or the Company or the Operating Partnership.
     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.
     In the event of any such default which does not result in a termination of this Agreement, or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either (i) the Representatives or (ii) the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
     SECTION 11. Default by the Company. If the Company shall fail at the Closing Time or at the Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.
     SECTION 12. Tax Disclosure. Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Company and the Operating Partnership (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the Code and the Treasury regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.
     SECTION 13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to: Merrill Lynch, Pierce, Fenner & Smith Incorporated at One Bryant Park, New York, New York 10036, attention of Syndicate Department, with a copy to ECM Legal; Raymond James & Associates, Inc. at 880 Carillon Parkway, St. Petersburg, Florida 33716, attention of General Counsel, Equity Capital Markets; and Wells Fargo Securities, LLC at 375 Park Avenue, New York, New York 10152, attention of Equity Syndicate Department. Notices to the Company shall be directed to it at 2 Bethesda Metro Center, Suite 1530, Bethesda, MD 20814, attention of Jon E. Bortz; and notices to the Operating Partnership shall be directed to the Company, as general partner of the Operating Partnership, at 2 Bethesda Metro Center, Suite 1530, Bethesda, MD 20814, to the attention of Jon E. Bortz.
     SECTION 14. No Advisory or Fiduciary Relationship. Each of the Company and the Operating Partnership acknowledges, and agrees, that: (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Operating Partnership, on the one hand, and the several Underwriters, on the other hand; (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or the Operating Partnership, or their shareholders, creditors, employees or any other party; (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Operating Partnership with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Operating Partnership on other matters) and no Underwriter has any obligation to the Company or the Operating Partnership with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or the Operating Partnership; and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Operating Partnership have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.
     SECTION 15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Operating Partnership and the Underwriters, or any of them, with respect to the subject matter hereof.
     SECTION 16. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company, the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Operating Partnership and their respective successors and the controlling persons and officers and trustees referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Operating Partnership and their respective successors, and said controlling persons and officers and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
     SECTION 17. Trial by Jury. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and the Operating Partnership and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     SECTION 18. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     SECTION 19. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
     SECTION 20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     SECTION 21. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Operating Partnership a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, the Company and the Operating Partnership in accordance with its terms.

Very truly yours, PEBBLEBROOK HOTEL TRUST
By	/s/ Raymond D. Martz
	Name:	Raymond D. Martz
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

PEBBLEBROOK HOTEL, L.P. By Pebblebrook Hotel Trust, its general partner
By	/s/ Raymond D. Martz
	Name:	Raymond D. Martz
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

CONFIRMED AND ACCEPTED, as of the date first above written: Merrill Lynch, Pierce, Fenner & Smith Incorporated
By	/s/ Jack Vissicchio
Authorized Signatory

Raymond James & Associates, Inc.
By	/s/ Brad Butcher
Authorized Signatory

Wells Fargo Securities, LLC
By	/s/ David Herman
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Number of
Underwriter	Initial Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,739,800
Raymond James & Associates, Inc.	2,738,850
Wells Fargo Securities, LLC	2,738,850
RBC Capital Markets, LLC	712,500
Janney Montgomery Scott LLC	237,500
Morgan Keegan & Company, Inc.	237,500
Piper Jaffray & Co.	95,000

Total	9,500,000

Sch A-1

SCHEDULE B

	Number of Initial	Maximum Number of
	Securities to be Sold	Option Securities to be Sold
Pebblebrook Hotel Trust	9,500,000	1,425,000
Sch B-1

SCHEDULE C
Pebblebrook Hotel Trust
9,500,000 Common Shares of Beneficial Interest
(Par Value $0.01 Per Share)
1. The public offering price per share for the Initial Securities, determined as provided in Section 2, shall be $21.60.
2. The purchase price per share for the Initial Securities to be paid by the several Underwriters shall be $20.7360, being an amount equal to the public offering price set forth above less $0.8640 per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the overallotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.
Sch C-1

SCHEDULE D
Persons and Entities Subject to Lock-Up
Jon E. Bortz
Raymond D. Martz
Thomas C. Fisher
Andrew H. Dittamo
Cydney C. Donnell
Ronald E. Jackson
Michael J. Schall
Earl E. Webb
Laura H. Wright
Sch D-1

SCHEDULE E
SPECIFY EACH ISSUER GENERAL USE FREE WRITING PROSPECTUS
None.
Sch E-1

SCHEDULE F
SPECIFY INFORMATION TO BE CONVEYED ORALLY
1. The public offering price per share for the Securities is $21.60.
2. The number of Initial Securities purchased by the Underwriters is 9,500,000.
Sch F-1

Exhibit A-1
FORM OF OPINION OF HUNTON & WILLIAMS LLP
TO BE DELIVERED PURSUANT TO SECTION 5(b)

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074

TEL 804 • 788 • 8200 FAX 804 • 788 • 8218

FILE NO: 76441.000025
April 6, 2011
Merrill Lynch, Pierce, Fenner & Smith
               Incorporated
Raymond James & Associates, Inc.
Wells Fargo Securities, LLC
as representatives of the several Underwriters
     c/o          Merrill Lynch, Pierce, Fenner & Smith
                         Incorporated
                  One Bryant Park
                  New York, New York 10036
Pebblebrook Hotel Trust
9,500,000 Common Shares
Ladies and Gentlemen:
     We have acted as special counsel to Pebblebrook Hotel Trust, a Maryland real estate investment trust (the “Company”), and Pebblebrook Hotel, L.P., a Delaware limited partnership (the “Operating Partnership”), in connection with the issuance and sale by the Company to the Underwriters named in Schedule A (the “Underwriters”) to the Purchase Agreement, dated April 1, 2011, among the Company, the Operating Partnership and you, as representatives of the Underwriters (the “Purchase Agreement”), of 9,500,000 common shares of beneficial interest, par value $0.01 per share, of the Company (the “Shares”).
     This opinion is furnished to you at the request of the Company pursuant to Section 5(b) of the Purchase Agreement. Capitalized terms used in this letter and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

A-1-1

     In connection with the foregoing, we have examined the following documents:
(i)	the Registration Statement;

(ii)	the Prospectus;

(iii)	the General Disclosure Package;

(iv)	the Purchase Agreement;

(v)	the Articles of Amendment and Restatement of the Company, as certified by the State Department of Assessments and Taxation of the State of Maryland as of [•], 2011 and by the Secretary of the Company as of the date hereof;

(vi)	the Certificate of Limited Partnership of the Operating Partnership, as certified by the Secretary of State of the State of Delaware as of [•], 2011;

(vii)	the Company’s Amended and Restated Bylaws, as certified by the Secretary of the Company as of the date hereof;

(viii)	the Agreement of Limited Partnership of the Operating Partnership, as certified by the Secretary of the Company, as general partner of the Operating Partnership, as of the date hereof;

(ix)	resolutions of the Board of Trustees of the Company dated as of [•], 2011, as certified by the Secretary of the Company as of the date hereof;

(x)	resolutions of the Pricing Committee of the Board of Trustees of the Company dated as of April 1, 2011, as certified by the Secretary of the Company as of the date hereof; and

(xi)	a Certificate of Good Standing of the Operating Partnership dated [•], 2011 issued by the State Department of Assessments and Taxation of the State of Maryland.
     In addition to our examination of the documents referred to above, we also have examined originals or reproductions or certified copies of certain corporate and partnership records of the Company and the Operating Partnership, certificates of officers of the Company and of public officials, and such other records, certificates and documents as we have deemed necessary or appropriate to enable us to express the opinions hereinafter set forth. In these examinations and for purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals of such documents, (iii) due authorization, execution and delivery of all documents by all parties other than the Company and the Operating Partnership, and the validity, binding effect and enforceability thereof, (iv) the legal capacity of all natural persons and (v) the genuineness of all signatures.
     As to factual matters, we have relied upon the accuracy of the representations and warranties made in the Purchase Agreement, on certificates of officers of the Company and on certificates and verbal advice of public officials. Whenever a statement herein is qualified by “to our knowledge,” “known to us” or a similar phrase, it refers to the actual knowledge of the attorneys of this firm involved in the representation of the Company and the Operating Partnership without independent investigation.

A-1-2

     Based upon the foregoing without further investigation, and subject to the qualifications and limitations stated herein, we are of the opinion that:
     1. The Operating Partnership is a limited partnership duly formed and validly existing under the laws of the State of Delaware.
     2. The Operating Partnership has the partnership power and authority to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under the Purchase Agreement. Except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, all of the outstanding equity interests of the Operating Partnership have been duly authorized for issuance by the Operating Partnership. The Operating Partnership is qualified to transact business as a foreign limited partnership and is in good standing in the State of Maryland.
     3. The Purchase Agreement has been duly authorized by all necessary partnership action and has been duly executed and delivered by the Operating Partnership.
     4. The execution and delivery of the Purchase Agreement and the issuance and sale of the Shares pursuant to the terms thereof do not violate the terms of the Partnership Agreement, any applicable law, statute, rule or regulation, or to our knowledge, any judgment, order, writ or decree binding on the Operating Partnership.
     5. No filing with, notice to, or consent, approval, authorization or order of any court or governmental agency, body or official not already made or obtained is required to be made or obtained in connection with the offering, issuance, sale or delivery of the Shares, other than as may be required under the bylaws and rules of the Financial Industry Regulatory Authority, the securities or blue sky laws of the various states or real estate syndication laws.
     6. To our knowledge, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement, other than rights which have been satisfied or rights which were not exercised after due notice thereof.
     7. The Company is not, and after giving effect to the offer and sale of the Shares and application of proceeds as described in “Use of Proceeds” in the Prospectus, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.
     To our knowledge without having conducted a search of the courts of any jurisdiction, we confirm that there is no action, suit or proceeding of or before any court or administrative body pending or overtly threatened in writing against the Company or the Operating Partnership (i) asserting the invalidity of the Purchase Agreement; or (ii) seeking to prevent the consummation of the transactions contemplated by the Purchase Agreement.
     The New York Stock Exchange has advised us that the Shares have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange.
     The opinions with respect to formation, valid existence and good standing and qualification of the Operating Partnership set forth in paragraphs 1 and 2 above are based solely on certificates of public officials and are dated as of the respective dates set forth on such certificates, which dates are set forth on Annex A hereto.

A-1-3

     We do not purport to express any opinion as to the effect of any laws other than (a) the Federal laws of the United States of America and (b) the Delaware Revised Uniform Limited Partnership Act.
     This opinion is rendered to you solely in connection with the Purchase Agreement and may not be used or relied upon by any other person or for any other purpose, nor may this opinion or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent. This opinion is given as of the date hereof, and we do not undertake to advise you of any changes in the opinions expressed herein from matters that might hereafter arise or be brought to our attention.

Very truly yours,

A-1-4

ANNEX A

State of
Foreign Qualification
	State and Date of Formation	and Date of Certificate
Pebblebrook Hotel, L.P.	Delaware (December 3, 2009)	Maryland ([•], 2011)

A-1-5

Exhibit A-2
FORM OF NEGATIVE ASSURANCE LETTER OF HUNTON & WILLIAMS LLP
TO BE DELIVERED PURSUANT TO SECTION 5(b)
HUNTON & WILLIAMS LLP
RIVERFRONT PLAZA, EAST TOWER
951 EAST BYRD STREET
RICHMOND, VIRGINIA 23219-4074
TEL 804 • 788 • 8200
FAX 804 • 788 • 8218
FILE NO: 76441.000025
April 6, 2011
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
Raymond James & Associates, Inc.
Wells Fargo Securities, LLC
as representatives of the several Underwriters
      c/o         Merrill Lynch, Pierce, Fenner & Smith
                              Incorporated
                   One Bryant Park
                   New York, New York 10036
Pebblebrook Hotel Trust
9,500,000 Common Shares
Ladies and Gentlemen:
     We have acted as special counsel to Pebblebrook Hotel Trust, a Maryland real estate investment trust (the “Company”), and Pebblebrook Hotel, L.P., a Delaware limited partnership (the “Operating Partnership”), in connection with the issuance and sale by the Company to the underwriters named in Schedule A (the “Underwriters”) to the Purchase Agreement, dated April 1, 2011, among the Company, the Operating Partnership and you, as representatives of the Underwriters (the “Purchase Agreement”), of 9,500,000 common shares of beneficial interest, par value $0.01 per share, of the Company (the “Shares”).
     This letter is being delivered at the request of the Company pursuant to Section 5(b) of the Purchase Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

A-2-1

     Based solely on our review of the Notice of Effectiveness that the Securities and Exchange Commission (the “Commission”) posted on its website, the Company’s registration statement on Form S-3 (Registration No. 333-171469), as filed with the Commission on December 29, 2010 under the Securities Act of 1933, as amended (the “Securities Act”), has been declared effective by the Commission under the Securities Act, and we have been orally advised by the staff of the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued and, to our knowledge, no proceeding for that purpose has been instituted by the Commission. The Prospectus was filed with the Commission pursuant to Rule 424(b) under the Securities Act within the time period specified in such rule, without reference to Rule 424(b)(8).
     In connection with our representation of the Company and the Operating Partnership, we have participated in various conferences with officers of the Company, with representatives of KPMG LLP, the Company’s independent certified public accountants, and with representatives of the Underwriters and their counsel at which the contents of (i) the Registration Statement, (ii) the General Disclosure Package and (iii) the Prospectus, and related matters were discussed and reviewed. Because of the inherent limitations in the independent verification of factual matters, and the character of the determinations involved in the preparation of disclosure documents, we are not passing upon or assuming responsibility for, and make no representation that we have independently verified, the accuracy, completeness or fairness of the statements contained in, or omitted from, the Registration Statement, the General Disclosure Package or the Prospectus and have made no independent check or verification thereof except as specifically set forth herein or in our letter addressed to you of even date herewith with respect to federal income tax matters. However, subject to and on the basis of the foregoing, we advise you that nothing has come to our attention during such discussions and reviews that would cause us to believe that:
     (a) the Registration Statement, as of the “new effective date” within the meaning of Rule 420B(f)(2) under the Securities Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
     (b) the General Disclosure Package, as of 8:30 a.m. Eastern time on April 1, 2011, which you have informed us is the time immediately prior to the time of the first sale of the Shares by any Underwriter (the “Time of Sale”), when considered together with the information set forth on Schedule F to the Purchase Agreement, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and
     (c) the Prospectus, as of its date and the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
except that, in each case, we express no view or belief and make no statement with respect to any of the financial statements and schedules and notes thereto or other financial information derived therefrom, included in, or excluded from, the Registration Statement, the General Disclosure Package or the Prospectus.
     Subject to the foregoing, we further advise you that (a) we do not know of any contracts or other documents of a character which are required to be filed as exhibits to the Registration Statement or are required to be described therein other than those described or referred to in the Registration Statement or filed as exhibits thereto, (b) the Registration Statement, as of the time it was declared effective by the Commission, and the Prospectus, as of its date, each appears on its face to be appropriately responsive, in all material respects, to the requirements of the Securities Act and the rules and regulations promulgated thereunder and (c) the documents filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and incorporated by reference into the Registration Statement, the General

A-2-2

Disclosure Package and the Prospectus, appeared on their face, as of their respective dates of filing, to have been appropriately responsive, in all material respects, to the requirements of the Exchange Act and the rules and regulations thereunder, except that the foregoing statements (b) and (c) do not apply to financial statements and related notes, financial statement schedules or financial or accounting data contained in the Registration Statement, the General Disclosure Package or the Prospectus.
     We have assumed that the Pricing Information was conveyed to investors at or prior to the Time of Sale. Finally, the advice provided herein is limited to those attorneys of this firm involved in the representation of the Company and the Operating Partnership, and whenever a statement herein is qualified by the phrase “to our knowledge,” “known to us” or a similar phrase, it refers to the actual knowledge of the attorneys of this firm involved in the representation of the Company and the Operating Partnership without independent investigation.
     This letter is rendered to you solely in connection with the Purchase Agreement and may not be used or relied upon by any other person or for any other purpose, nor may this letter or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent. This letter is given as of the date hereof, and we do not undertake to advise you of any changes in the views expressed herein from matters that might hereafter arise or be brought to our attention.
CIRCULAR 230 DISCLOSURE
TO ENSURE COMPLIANCE BY THIS LAW FIRM WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, WE INFORM YOU THAT (A) THIS ADVICE WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING UNITED STATES FEDERAL TAX PENALTIES, (B) THIS ADVICE WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN, AND (C) ANY PERSON TO WHOM SUCH TRANSACTIONS OR MATTERS ARE BEING PROMOTED, MARKETED OR RECOMMENDED SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Very truly yours,

A-2-3

Exhibit A-3
FORM OF TAX OPINION OF HUNTON & WILLIAMS LLP
TO BE DELIVERED PURSUANT TO SECTION 5(b)
HUNTON & WILLIAMS LLP
RIVERFRONT PLAZA, EAST TOWER
951 EAST BYRD STREET
RICHMOND, VIRGINIA 23219-4074

TEL 804 • 788 • 8200
FAX 804 • 788 • 8218
April 6, 2011
Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
Raymond James & Associates, Inc.
Wells Fargo Securities, LLC
As Representatives of the several Underwriters
   c/o            Merrill Lynch, Pierce, Fenner & Smith
                                         Incorporated
                    One Bryant Park
                    New York, New York 10036
Pebblebrook Hotel Trust
2 Bethesda Metro Center, Suite 1530
Bethesda, Maryland 20814
Pebblebrook Hotel Trust
Qualification as
Real Estate Investment Trust
Ladies and Gentlemen:
     We have acted as counsel to Pebblebrook Hotel Trust, a Maryland real estate investment trust (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (File No. 333-171469) (the “Registration Statement”) filed with the Securities and Exchange Commission on December 29, 2010 with respect to the offer and sale of common shares of beneficial interest, par value $0.01 per share, of the Company (the “Common Shares”), preferred shares of beneficial interest, par value $0.01 per share, of the Company (the “Preferred Shares”), debt securities of the Company (the “Debt Securities”), warrants entitling the holders to purchase Common Shares or Preferred Shares, and units comprising one or more of the preceding securities of the Company to be offered from time-to-time, having an aggregate public offering price not to exceed $500,000,000, and the offer and sale of 9,500,000 Common Shares of the Company pursuant to a preliminary prospectus supplement filed on March 31,

A-3-1

2011 and a final prospectus supplement filed on April [•], 2011 (together, the “Prospectus Supplement”), as part of the Registration Statement. This opinion regarding certain U.S. federal income tax matters is furnished at the request of the Company pursuant to section 5(b) of the Purchase Agreement, dated April 1, 2011 (the “Purchase Agreement”) by and among the Company, Pebblebrook Hotel, L.P., a Delaware limited partnership (the “Operating Partnership”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Raymond James & Associates, Inc. and Wells Fargo Securities, LLC, as representatives of the several Underwriters named in Schedule A to the Purchase Agreement.
     In giving this opinion letter, we have examined the following:
1.	the Registration Statement, the prospectus (the “Prospectus”) filed as part of the Registration Statement and the Prospectus Supplement;

2.	the Company’s Declaration of Trust filed on October 2, 2009 with the Department of Assessments and Taxation of the State of Maryland (“SDAT”), and the Company’s Articles of Amendment and Restatement, as amended and supplemented;

3.	the Declaration of Trust of DC Hotel Trust, a Maryland real estate investment trust (“DC Hotel Trust”), filed on May 11, 2010 with SDAT, and DC Hotel Trust’s Articles of Amendment and Restatement, as amended and supplemented;

4.	the Company’s Bylaws;

5.	the Agreement of Limited Partnership and the First Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended and supplemented;

6.	the Company’s taxable REIT subsidiary (“TRS”) election with respect to Pebblebrook Hotel Lessee, Inc.;

7.	DC Hotel Trust’s TRS election with respect to Pebblebrook Hotel Lessee, Inc.; and

8.	such other documents as we have deemed necessary or appropriate for purposes of this opinion.
     In connection with the opinions rendered below, we have assumed, with your consent, that:
1. each of the documents referred to above has been duly authorized, executed, and delivered; is authentic, if an original, or is accurate, if a copy; and has not been amended;
2. during their taxable years ending December 31, 2011, and future taxable years, the Company and DC Hotel Trust will operate in a manner that will make the factual representations contained in a certificate, dated the date hereof and executed by a duly appointed officer of the Company and a certificate, dated the date hereof and executed by a duly appointed officer of DC Hotel Trust (together, the “Officer’s Certificates”), true for such years;
3. neither the Company nor DC Hotel Trust will make any amendments to its organizational documents after the date of this opinion that would affect its qualification as a real estate investment trust (a “REIT”) for any taxable year; and
4. no action will be taken by the Company or DC Hotel Trust after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based.

A-3-2

     In connection with the opinions rendered below, we also have relied upon the correctness of the factual representations contained in the Officer’s Certificates. No facts have come to our attention that would cause us to question the accuracy and completeness of such factual representations. Furthermore, where such factual representations involve terms defined in the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations thereunder (the “Regulations”), published rulings of the Internal Revenue Service (the “Service”), or other relevant authority, we have reviewed with the individuals making such representations the relevant provisions of the Code, the applicable Regulations and published administrative interpretations thereof.
     Based solely on the documents and assumptions set forth above, the representations set forth in the Officer’s Certificates, and the discussion in the Prospectus under the caption “Material Federal Income Tax Considerations” (which is incorporated herein by reference), we are of the opinion that:
(a) the Company qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Code, for its taxable years ended December 31, 2009 through December 31, 2010, and the Company’s organization and current and proposed method of operation will enable it to continue to qualify for taxation as a REIT under the Code for its taxable year ending December 31, 2011, and thereafter; and
(b) the descriptions of the law and the legal conclusions in the Prospectus under the caption “Material Federal Income Tax Considerations” is correct in all material respects.
     We will not review on a continuing basis the Company’s compliance with the documents or assumptions set forth above, or the representations set forth in the Officer’s Certificates. Accordingly, no assurance can be given that the actual results of the Company’s operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT. Although we have made such inquiries and performed such investigations as we have deemed necessary to fulfill our professional responsibilities as counsel, we have not undertaken an independent investigation of all of the facts referred to in this letter or the Officer’s Certificates.
     The foregoing opinions are based on current provisions of the Code, the Regulations, published administrative interpretations thereof, and published court decisions. The Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT.
     The foregoing opinions are limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other U.S. federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinions expressed herein after the date of this letter. This opinion letter is solely for the information and use of the addressees, and it speaks only as of the date hereof. This opinion letter may not be distributed, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.
CIRCULAR 230 DISCLOSURE
     TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE SERVICE, WE INFORM YOU THAT (A) ANY UNITED STATES FEDERAL TAX ADVICE CONTAINED HEREIN WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING UNITED STATES FEDERAL TAX PENALTIES, (B) ANY SUCH ADVICE WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF

A-3-3

THE TRANSACTION OR MATTER ADDRESSED HEREIN AND (C) ANY TAXPAYER TO WHOM THE TRANSACTIONS OR MATTERS ARE BEING PROMOTED, MARKETED OR RECOMMENDED SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Very truly yours,

A-3-4

Exhibit B
FORM OF OPINION OF VENABLE LLP
TO BE DELIVERED PURSUANT TO SECTION 5(b)
April 6, 2011
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
Raymond James & Associates, Inc.
Wells Fargo Securities, LLC
as Representatives of the several Underwriters
   c/o            Merrill Lynch, Pierce, Fenner & Smith
                                           Incorporated
                  One Bryant Park
                  New York, New York 10036
          Re:      Pebblebrook Hotel Trust
Ladies and Gentlemen:
          We have served as Maryland counsel to Pebblebrook Hotel Trust, a Maryland real estate investment trust (the “Company”), in connection with certain matters of Maryland law relating to the issuance and sale by the Company of up to 10,925,000 (the “Securities”) common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), of the Company (including up to 1,425,000 Securities which the Underwriters (as defined herein) have the option to purchase to cover overallotments), pursuant to the Purchase Agreement, dated as of April 1, 2011 (the “Purchase Agreement”), by and among the Company, Pebblebrook Hotel, L.P., a Delaware limited partnership, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Raymond James & Associates, Inc., Wells Fargo Securities, LLC and each of the other Underwriters named in Schedule A thereto (collectively, the “Underwriters”).
          This opinion is being delivered to you at the Company’s request pursuant to Section 5(b) of the Purchase Agreement. This firm did not participate in the negotiation or drafting of the Purchase Agreement.
          In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):
          1. The Registration Statement on Form S-3 (File No. 333-171469) relating to the Securities, and all amendments thereto (collectively, the “Registration Statement”), filed with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”);

          2. The Prospectus, dated January 11, 2011 (the “Base Prospectus”), as supplemented by a Preliminary Prospectus Supplement, dated March 31, 2011 (the “Preliminary Prospectus Supplement” and, together with the Base Prospectus, the “Preliminary Prospectus”), and a Prospectus Supplement, dated April 1, 2011 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations promulgated under the 1933 Act;
          3. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (the “10-K”), filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended;
          4. The Declaration of Trust of the Company, as amended and supplemented (the “Declaration of Trust”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);
          5. The Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;
          6. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;
          7. The Purchase Agreement;
          8. Resolutions adopted by the Board of Trustees of the Company, or a duly authorized committee thereof, relating to (a) the organization of the Company, (b) the authorization of the execution and delivery by the Company of the Purchase Agreement, (c) the sale and issuance of the Securities, and (d) the issuance of the Outstanding Shares (as defined herein), certified as of the date hereof by an officer of the Company;
          9. A certificate executed by an officer of the Company, dated as of the date hereof; and
          10. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.
          In expressing the opinion set forth below, we have assumed the following:
          1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.
          2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.
          3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.
          4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.
          5. The Outstanding Shares have not been, and the Securities will not be, issued or transferred in violation of the restrictions on transfer and ownership contained in Article VII of the Declaration of Trust.
          Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:
          1. The Company is a real estate investment trust duly formed and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT. The Company has all necessary trust power to (a) carry on its business and to own or lease and operate its properties in all material respects as described in (i) the Disclosure Package and the Prospectus Supplement under the captions “Our Company” and “Use of Proceeds,” (ii) the Base Prospectus under the captions “Our Company” and “Use of Proceeds” and (iii) the 10-K under the captions “Item 1. Business,” “Item 2. Properties” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (b) to enter into and perform its obligations under the Purchase Agreement, including the sale and issuance of the Securities.
          2. As of the date hereof, the authorized capitalization of the Company is 500,000,000 Common Shares and 100,000,000 preferred shares of beneficial interest, par value $0.01 per share (the “Preferred Shares”). As of March 31, 2011, there were 39,964,423 Common Shares, and 5,000,000 7.875% Series A Cumulative Redeemable Preferred Shares, par value $0.01 per share, of the Company issued and outstanding (collectively, the “Outstanding Shares”). The Outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable and none of the Outstanding Shares were issued in violation of preemptive or other similar rights arising under the Maryland REIT Law (the “MRL”), the Declaration of Trust or the Bylaws.
          3. The execution and delivery of the Purchase Agreement and the performance by the Company of its obligations under the Purchase Agreement, including the Company’s sale and issuance of the Securities to the Underwriters, has been duly authorized by all necessary trust action on the part of the Company. The Purchase Agreement has been duly executed and delivered by the Company.

          4. The Securities have been duly authorized for issuance and sale pursuant to the Purchase Agreement and, when issued and delivered by the Company pursuant to the Purchase Agreement against payment of the consideration set forth in the Purchase Agreement, will be validly issued, fully paid and nonassessable and are not subject to preemptive rights to purchase or subscribe for shares of beneficial interest of the Company arising under the MRL, the Declaration of Trust or the Bylaws in connection with the issuance of the Securities and no holder of the Securities is or will be subject to personal liability solely as a result of his, her or its status as a shareholder of the Company.
          5. The execution, delivery and performance by the Company of the Purchase Agreement and the consummation by the Company of the transactions contemplated in the Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) will not constitute a violation of the MRL, the Declaration of Trust or the Bylaws.
          6. No consent, approval, authorization, registration or order of, or qualification with, any Maryland governmental authority or agency having jurisdiction over the Company (other than any Maryland governmental authority or agency dealing with securities laws of the State of Maryland or laws relating to the ownership or operation of the properties owned by the Company, as to both of which no opinion is hereby expressed) which has not been obtained is required for the Company’s execution or delivery of, or performance of its obligations under, the Purchase Agreement or the consummation of the transactions contemplated thereby, including the issuance, sale and delivery of the Securities.
          7. The information in the Disclosure Package under the caption “Risk Factors —Risks Related to Our Organization and Structure” in the Registration Statement under Item 15 and in the 10-K under the caption “Item 1A. Risk Factors —Risks Related to Our Organization and Structure,” insofar as such information purports to summarize the Declaration of Trust or the Bylaws or Maryland law, is accurate in all material respects.
          8. The statements in the Disclosure Package and the Prospectus Supplement under the caption “Description of Shares of Beneficial Interest,” insofar as they purport to constitute a summary of the terms of the Securities, are an accurate summary in all material respects.
          9. The Common Shares have been duly authorized for issuance and will be validly issued, fully paid and nonassessable and are not subject to preemptive rights to purchase or subscribe for shares of beneficial interest of the Company arising under the MRL, the Declaration of Trust or the Bylaws in connection with the issuance of the Common Shares and no personal liability will attach under the laws of the State of Maryland, to holders of the Common Shares for any debt or obligation of the Company solely as a result of their status as shareholders of the Company.

          The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. We note that the Purchase Agreement provides that it shall be governed by the law of a jurisdiction other than the State of Maryland. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. Our opinion expressed in paragraph 6 above is based upon our consideration of only those consents, approvals, authorizations, registrations, orders or qualifications required by governmental authorities or agencies of the State of Maryland, if any, which, in our experience, are normally applicable to transactions of the type contemplated under the Purchase Agreement. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.
          The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.
          This opinion is being furnished to you solely for your benefit in connection with the sale and issuance of the Securities on the date hereof. Accordingly, it may not be relied upon by, quoted in any manner to or delivered to any other person or entity (other than (a) Hunton & Williams LLP, counsel to the Company, and (b) Sidley Austin LLP, counsel to the Underwriters, in connection with opinions of even date herewith to be issued by them relating to the issuance of the Securities) without, in each instance, our prior written consent.

Very truly yours,

Exhibit C
FORM OF LOCK-UP FROM TRUSTEES, OFFICERS OR OTHER SHAREHOLDERS PURSUANT
TO SECTION 5(k)
April 1, 2011
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
Raymond James & Associates, Inc.
Wells Fargo Securities, LLC
as representatives of the several Underwriters
to be named in the within-mentioned Purchase Agreement
   c/o           Merrill Lynch, Pierce, Fenner & Smith
                                           Incorporated
                     One Bryant Park
                     New York, New York 10036
     Re:      Proposed Public Offering by Pebblebrook Hotel Trust
Dear Sirs:
     The undersigned, a shareholder and an officer and/or trustee of Pebblebrook Hotel Trust, a Maryland real estate investment trust (the “Company”), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Raymond James & Associates, Inc. (“Raymond James”) and Wells Fargo Securities, LLC (“Wells Fargo” and, together with Merrill Lynch and Raymond James, the “Representatives”) propose to enter into a Purchase Agreement (the “Purchase Agreement”) with the Company and Pebblebrook Hotel, L.P. (the “Operating Partnership”) providing for the public offering of the Company’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”). In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder and an officer and/or trustee of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 45 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise dispose of or transfer any Common Shares or any securities convertible into or exchangeable or exercisable for or repayable with Common Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap, agreement or transaction is to be settled by delivery of Common Shares or other securities, in cash or otherwise.
     Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representatives provided that (1) the

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Representatives receive a signed lockup agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise during the 45-day lock-up period and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers during the 45-day lock-up period:
     (i) as a bona fide gift or gifts; or
     (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lockup agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.
     Notwithstanding the foregoing, if:
     (1) during the last 17 days of the 45-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or
     (2) prior to the expiration of the 45-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 45-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.
          The undersigned hereby acknowledges and agrees that written notice of any extension of the 45-day lock-up period pursuant to the previous paragraph will be delivered by the Representatives to the Company (in accordance with Section 13 of the Purchase Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 45-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 45-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.
     The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,
Signature:

Print Name:

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